               CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
                     AS ADOPTED PURSUANT TO SECTION 906
                      OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Sunburst Acquisitions III, Inc.
(the "Company") on Form 10-KSB for the period ending August 31, 2006,
(the "Report"), I, Scott MacCaughern, Principal Executive Officer and
Director of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1)     The Report fully complies with the requirement of Section 13(a) or
       15(d) of the Securities Exchange Act of 1934; and

2)     The information contained in the Report fairly presents, in all material respects, the Company's financial position and results of operations.

November 29, 2006

/S/ Scott MacCaughern
Principal Executive Officer, Chief Financial Officer and Director